First Quarter 2019 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of First-quarter 2019 our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a sales increased 4% better sense of our operating results. As always, the operating information we provide to you year over year; and should be used as a complement to GAAP numbers. For a complete reconciliation between increased 8% year our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. over year adjusted The following reported and adjusted information for dispositions and included in this CFO commentary is unaudited and should be read in conjunction with the changes in FX. company’s Form 10-Q for the quarterly period ended March 30, 2019, and the Annual Report on Form 10-K as filed with the Securities and Exchange Commission. investor.arrow.com 1

First-Quarter 2019 CFO Commentary First-Quarter Summary Market conditions changed in the first quarter as customers managed their orders, inventories, and cash in anticipation of less-favorable economic Record first-quarter conditions. Record first-quarter sales were near the high end of our expectation, but the mix of products sold was skewed toward lower-value global components and commodity parts. Higher sales volumes helped to maintain profitability and will lead to higher cash flow in future quarters. global enterprise Record first-quarter global components sales were above the high end of our expectation. Global component sales increased 8% year over year adjusted for computing solutions changes in foreign currencies, and increased 5% year over year as reported. Americas sales increased 6% year over year. Europe sales increased 10% sales in all regions. year over year adjusted for changes in foreign currencies, and increased 2% year over year as reported, the 24th straight quarter of adjusted year-over-year growth. Asia sales increased 8% year over year. Global components operating income increased 6% year over year adjusted for changes in foreign currencies, and increased 2% year over year as reported. Record first-quarter enterprise computing solutions sales increased 6% year over year adjusted for three dispositions and changes in foreign currencies, and increased 1% year over year as reported. Sales were near the high end of our expectation. Americas sales increased 4% year over year as adjusted, and were flat year over year as reported. Europe sales increased 10% year over year as adjusted, and increased 2% as reported. First-quarter enterprise computing solutions operating income increased 3% year over year as adjusted, and increased 1% year over year as reported. investor.arrow.com 2

First-Quarter 2019 CFO Commentary Consolidated Overview First Quarter 2019 Y/Y Change Adjusted for P&L Highlights* Q1 2019 Y/Y Change Dispositions & Currency Q/Q Change Sales $7,156 4% 8% (10)% Gross Profit Margin 12.0% (60) bps (50) bps (30) bps Operating Income $246 4% 8% (26)% Operating Margin 3.4% flat flat (80) bps Non-GAAP Operating Income $270 (1)% 3% (24)% Non-GAAP Operating Margin 3.8% (20) bps (20) bps (70) bps Net Income $141 1% 6% (39)% Diluted EPS $1.63 4% 9% (38)% Non-GAAP Net Income $158 (6)% (1)% (30)% Non-GAAP Diluted EPS $1.84 (3)% 2% (29)% $ in millions, except per share data; may reflect rounding. Prior periods adjusted for new accounting standards. • Consolidated sales were $7.16 billion • Operating income margin was 3.4% and non-GAAP operating income margin was 3.8% – Near the high end of our prior expectation of $6.775 - $7.175 billion – Operating expenses as a percentage of sales were 8.4%, down 50 basis points year over year – Changes in foreign currencies negatively impacted sales growth by approximately $197 million or 3 – Non-GAAP operating expenses as a percentage of percentage points year over year sales were 8.3%, down 40 basis points year over year • Consolidated gross profit margin was 12.0% • Interest and other expense, net was $52 million – Down 60 basis points year over year due to higher sales mix of lower-value products in all regions for – Below our prior expectation of $58 million as global components, and higher mix of hardware relative expected benchmark rate increases did not occur to software for global enterprise computing solutions and due to some benefits from hedging activities – Down 30 basis points quarter over quarter due to higher – Increased $7 million year over year principally due sales mix of lower-value products in all regions for higher interest rates on floating-rate debt global components investor.arrow.com 3

First-Quarter 2019 CFO Commentary • Effective tax rate for the quarter was 27.5%, and non- GAAP effective tax rate was 25.6% – As we expected, non-GAAP effective tax rate was at the high end of our longer term range of 23.5-25.5% • Diluted shares outstanding were 86 million – Slightly below our prior expectation of 87 million • Diluted earnings per share were $1.63 – Within our prior expectation of $1.61 - $1.73 • Non-GAAP diluted earnings per share were $1.84 – At the low end of our prior expectation of $1.84 - $1.96 – Changes in foreign currencies negatively impacted earnings per share by approximately $.09 compared to the first quarter of 2018 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein. investor.arrow.com 4

First-Quarter 2019 CFO Commentary Components Global $281 $280 $263 $262 $260 $244 $238 $240 $220 $200 $180 $160 Q1-'18 Q2-'18 Q3-'18 Q4-'18 Q1-'19 Non-GAAP Operating Income ($ in millions) • Sales increased 8% year over year adjusted for changes in foreign currencies - Sales increased 5% year over year Global components • Lead times remain extended, but contracted slightly from 2018 levels posted record first- • Backlog was unchanged year over year quarter sales and • Book-to-bill was 1.00, down from 1.22 in the first quarter of 2018 operating income. • Cancellation rates remain within normal ranges • Operating margin of 4.5% decreased 20 basis points year over year • Non-GAAP operating margin of 4.7% decreased 10 basis points year over year – Margin decreased in Asia and Europe • Return on working capital decreased year over year due to a short-term mismatch between working capital investments and the current demand environment investor.arrow.com 5

First-Quarter 2019 CFO Commentary Components Americas $2,200 $2,061 $2,021 $2,000 $1,938 $1,907 $1,797 $1,800 $1,600 $1,400 $1,200 $1,000 Q1-'18 Q2-'18 Q3-'18 Q4-'18 Q1-'19 Sales ($ in millions) • Sales increased 6% year over year – Record first-quarter sales – Strong growth in the data processing and medical Americas components devices verticals year over year sales increased 6% – Growth in the aerospace and defense, consumer, transportation, and industrial verticals, year over year year over year. investor.arrow.com 6

First-Quarter 2019 CFO Commentary Components Europe $1,503 $1,478 $1,500 $1,448 $1,399 $1,407 $1,400 $1,300 $1,200 $1,100 $1,000 Q1-'18 Q2-'18 Q3-'18 Q4-'18 Q1-'19 Sales ($ in millions) • Sales increased 10% year over year adjusted for changes in foreign currencies – Sales increased 2% year over year Europe components – Record first-quarter sales sales increased 10% – The aerospace and defense and transportation verticals were approximately flat year over year adjusted for changes in foreign currencies year over year adjusted for changes in foreign currencies. investor.arrow.com 7

First-Quarter 2019 CFO Commentary

Components

Asia



$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,655
$1,899
$1,921
$1,833
$1,782
Q1-'18
Q2-'18
Q3-'18
Q4-'18
Q1-'19
Sales ($ in millions)



- Sales increased 8% year over year
  - Record first-quarter sales
  - Strong growth in the wireless vertical year over year
  - Growth in the power management and transportation verticals year over year

Asia components sales increased 8% year over year.

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Five Years Out

First-Quarter 2019 CFO Commentary

Enterprise Computing Solutions

Global


$180
$160
$140
$120
$100
$80
$60
$89
$113
$85
$155
$90
Q1-'18
Q2-'18
Q3-'18
Q4-'18
Q1-'19

Non-GAAP Operating Income
($ in millions)

- Sales increased 6% year over year adjusted for changes in foreign currencies and dispositions
  - Sales increased 1% year over year as reported
  - Record first-quarter sales
- Billings increased at a high-single-digit rate year over year adjusted for changes in foreign currencies
- Operating income increased 3% year over year, and non-GAAP operating income increased 1% year over year
  - Non-GAAP operating income increased 3% year over year adjusted for dispositions and changes in foreign currencies
- Operating margin of 4.4% increased 10 basis points year over year
- Non-GAAP operating margin of 4.6% remained flat year over year
- Return on working capital remains favorable



Enterprise computing solutions sales increased 6% year over year adjusted for dispositions and changes in foreign currencies.

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Five Years Out

First-Quarter 2019 CFO Commentary Enterprise Computing Solutions Americas $1,900 $1,702 $1,700 $1,458 $1,500 $1,387 $1,300 $1,195 $1,201 $1,100 $900 Q1-'18 Q2-'18 Q3-'18 Q4-'18 Q1-'19 Sales ($ in millions) • Sales increased 4% year over year adjusted for a disposition and changes in foreign currencies – Sales were flat year over year as reported ECS Americas sales – Record first-quarter sales increased 4% year over – Growth in proprietary and industry-standard servers, infrastructure software across the portfolio, services, and networking year over year year adjusted for a disposition and changes in foreign currencies. investor.arrow.com 10

First-Quarter 2019 CFO Commentary

Enterprise Computing Solutions

Europe


$1,000
$900
$800
$700
$600
$500
$400
$750
$721
$652
$954
$763
Q1-'18
Q2-'18
Q3-'18
Q4-'18
Q1-'19
Sales ($ in millions)



- Sales increased 10% year over year adjusted for changes in foreign currencies and 2 dispositions.
  - Sales increased 2% year over year as reported
  - Record first-quarter sales
  - Strong growth in storage and services year over year adjusted for changes in foreign currencies
  - Growth in infrastructure software, security, industry-standard servers, and networking year over year adjusted for changes in foreign currencies

ECS Europe sales increased 10% year over year adjusted for changes in foreign currencies and 2 dispositions.

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Five Years Out

First-Quarter 2019 CFO Commentary Cash Flow from Operations Cash flow from operating activities was negative $329 million as early-quarter purchases of higher-value inventories were not sold and collected within the quarter, and as customers preserved cash. Working Capital Working capital to sales was 19.6% in the quarter, up 200 basis points year over year. Return on working capital was 19.3% in the quarter, down 320 basis points year over year. Return on Invested Capital We repurchased Return on invested capital was 9.1% in the quarter, approximately $40 million down 100 basis points year over year, and ahead of our weighted average cost of capital. of our stock in the first Share Buyback quarter. We repurchased approximately 522,000 shares of our stock for $40 million. Total cash returned to shareholders over the last 12 months was approximately $230 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.4x. Total liquidity of $2.4 billion when including cash of $352 million. investor.arrow.com 12

First-Quarter 2019 CFO Commentary Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the second quarter of 2019 to be $1.12 to €1 compared with $1.19 to €1 in the second quarter of 2018. We estimate changes in foreign currencies will have negative impacts on growth of approximately $138 million, or 2% on sales, and $.07, or 3%, on earnings per share on a diluted basis compared to the second quarter of 2018. We are expecting interest expense will total approximately $57 million. Second-Quarter 2019 Guidance Consolidated Sales $7.525 billion to $7.925 billion Global Components $5.5 billion to $5.7 billion Global ECS $2.025 billion to $2.225 billion Diluted Earnings Per Share1 $1.71 to $1.83 Non-GAAP Diluted Earnings Per Share1 $1.94 to $2.06 1 Assumes average diluted shares outstanding of 86 million, and an average tax rate at the high end of the 23.5 to 25.5% target range. investor.arrow.com 13

First-Quarter 2019 CFO Commentary Risk Factors Information Relating to Forward-Looking The discussion of the company’s Statements business and operations should be read together with the risk factors This press release includes forward-looking statements that are subject to numerous contained in Item 1A of its 2018 assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from Annual Report on Form 10-K, filed such statements for a variety of reasons, including, but not limited to: industry conditions, company’s with the Securities and Exchange implementation of its new enterprise resource planning system, changes in product supply, pricing Commission, which describe various and customer demand, competition, other vagaries in the global components and global enterprise risks and uncertainties to which the computing solutions markets, changes in relationships with key suppliers, increased profit company is or may become subject. margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to If any of the described events occur, the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward- the company’s business, results of looking statements are those statements which are not statements of historical fact. These forward- operations, financial condition, looking statements can be identified by forward- looking words such as “expects,” “anticipates,” liquidity, or access to the capital “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders markets could be materially adversely and other readers are cautioned not to place undue reliance on these forward-looking statements, which affected. speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2018. investor.arrow.com 14

First-Quarter 2019 CFO Commentary Certain Non-GAAP Financial Information In addition to disclosing financial results that are primary indicators management uses as a basis for determined in accordance with accounting evaluating the company’s financial and operating principles generally accepted in the United States performance. In addition, the company’s Board of (“GAAP”), the company also provides certain non- Directors may use this non-GAAP financial GAAP financial information relating to sales, information in evaluating management operating income, net income attributable to performance and setting management shareholders, and net income per basic and compensation. diluted share. The company provides sales, income, or expense on a non-GAAP basis The presentation of this additional non-GAAP adjusted for the impact of changes in foreign financial information is not meant to be considered currencies, intangible amortization, and the impact in isolation or as a substitute for, or alternative to, of acquisitions/dispositions by adjusting the operating income, net income attributable to company’s operating results for businesses shareholders and net income per basic and diluted acquired/disposed, including the amortization share determined in accordance with GAAP. expense related to intangible assets, as if the Analysis of results and outlook on a non-GAAP acquisitions/dispositions had occurred at the basis should be used as a complement to, and in beginning of the earliest period presented (referred conjunction with, data presented in accordance to as “impact of acquisitions” and "impact of with GAAP. dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, The company believes that integration, and other charges, and certain charges, credits, gains, and losses that the such non-GAAP financial company believes impact the comparability of its results of operations. These charges, credits, information is useful to gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/ investors to assist in dispositions (including intangible assets assessing and understanding amortization expense), and financing activities. A reconciliation of the company’s non-GAAP the company’s operating financial information to GAAP is set forth in the tables herein. performance. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the investor.arrow.com 15

First-Quarter 2019 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended March 30, 2019

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 245,560	$ 11,930	$ 11,660	$ 866	$ 270,016
Income before income taxes	196,321	11,930	11,660	(4,482)	215,429
Provision for income taxes	53,907	3,207	2,852	(4,821)	55,145
Consolidated net income	142,414	8,723	8,808	339	160,284
Noncontrolling interests	1,679	142	—	—	1,821
Net income attributable to shareholders	$ 140,735	$ 8,581	$ 8,808	$ 339	$ 158,463
Net income per diluted share****	$ 1.63	$ 0.10	$ 0.10	$ —	$ 1.84
Effective tax rate	27.5%				25.6%

Three months ended March 31, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other **	Non-GAAP measure
Operating income	$ 235,995	$ 13,520	$ 21,171	$ 1,562	$ 272,248
Income before income taxes	186,460	13,520	21,171	4,014	225,165
Provision for income taxes	46,590	3,604	5,535	782	56,511
Consolidated net income	139,870	9,916	15,636	3,232	168,654
Noncontrolling interests	776	153	—	—	929
Net income attributable to shareholders	$ 139,094	$ 9,763	$ 15,636	$ 3,232	$ 167,725
Net income per diluted share****	$ 1.56	$ 0.11	$ 0.18	$ 0.04	$ 1.88
Effective tax rate	25.0%				25.1%

Three months ended December 31, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other***	Non-GAAP measure
Operating income	$ 334,380	$ 12,261	$ 9,864	$ —	$ 356,505
Income before income taxes	264,965	12,261	9,864	11,886	298,976
Provision for income taxes	32,474	3,437	4,514	31,348	71,773
Consolidated net income	232,491	8,824	5,350	(19,462)	227,203
Noncontrolling interests	1,838	142	—	—	1,980
Net income attributable to shareholders	$ 230,653	$ 8,682	$ 5,350	$ (19,462)	$ 225,223
Net income per diluted share	$ 2.63	$ 0.10	$ 0.06	$ (0.22)	$ 2.57
Effective tax rate	12.3%				24.0%

** Other includes loss on disposition of businesses, net, gain (loss) on investments, net and impact of Tax Act.*

*** Other includes gain (loss) on investments, net and loss on disposition of businesses, net.*

**** Other includes gain (loss) on investments, net, pension settlement and impact of Tax Act.*

**** The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.*

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Five Years Out